Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-61230, 333-24063, 333-24067, 333-24069, 333-48791, 333-48793, 333-91053, 333-110467) and Form S-3 (File Nos. 333-59203, 333-112216, 333-25207) of URS Corporation of our report dated December 23, 2004 relating to the financial statements, which appears in this Annual Report on Form 10-K.

January 13, 2005
San Francisco, California
/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP